Exhibit 99.1

PacBio Announces Record Orders, Including Orders for 76 Revio Systems Received in the Fourth Quarter of 2022

PacBio also Releases Preliminary Fourth Quarter 2022 Revenue, Shares Positive Onso Beta Feedback, and Launches the PacBio Compatible Program

MENLO PARK, Calif., January 9, 2023 (PRNewswire) – PacBio (NASDAQ: PACB), a leading developer of high-quality, highly accurate sequencing solutions, announced today it received orders for 76 Revio systems in its fourth quarter ended December 31, 2022, making it the most successful product announcement in PacBio's history.

On October 25, 2022, PacBio announced two new sequencing platforms, Revio and Onso. Revio is a revolutionary new long-read sequencing system designed to enable customers to dramatically scale their use of PacBio's HiFi sequencing technology by providing them with the ability to sequence up to 1,300 human whole genomes per year at 30-fold coverage for less than $1,000 per genome. PacBio believes Revio will enable the use of HiFi sequencing for large studies in human genetics, cancer research, and agricultural genomics and will usher in the next era of human genome sequencing.

Onso, an innovative benchtop short-read DNA sequencing system that is expected to provide an extraordinary level of accuracy by utilizing PacBio's proprietary sequencing by binding (SBB) technology, is designed to deliver industry-leading sensitivity and specificity for novel insights in oncology, disease research, and other applications. PacBio commenced its beta program for Onso in the fourth quarter of 2022. Corteva Agriscience, one of the beta partners, shared that they have "been extremely impressed by Onso's levels of accuracy" and that "this accuracy can open exciting new opportunities to transform agricultural biotechnology, specifically in areas like gene editing specificity analysis." PacBio expects to begin taking orders this quarter and start shipping by the end of the second quarter of 2023.

"The strong initial demand for Revio exceeded our expectations and is evidence of the significant demand for long-read sequencing at scale. We look forward to our first commercial shipments of Revio later this quarter," said Christian Henry, President and CEO of PacBio. "We are also pleased with the progress we've made with the Onso system. We have shipped Onso to multiple beta customers who are now demonstrating the extremely high accuracy of the platform in their laboratories. We believe this new level of accuracy has the potential to change the way researchers approach multiple genomic applications. With both Revio and Onso, PacBio is well positioned as we move into 2023."

Business Updates:

•	Received orders for 96 instruments in the fourth quarter, which included orders for 76 Revio systems for delivery in 2023.
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Expect preliminary unaudited fourth quarter revenue of approximately $27.3 million, representing a decrease of approximately 24% compared with $36.0 million for the fourth quarter of 2021. As a result, preliminary unaudited annual 2022 revenue is expected to be approximately $128.2 million, representing a decline of 2% from 2021.

•	Expect annual and quarterly consumable revenue of approximately $59.9 million and $16.6 million, respectively. Consumable growth reflected 24% growth in Sequel II and IIe SMRT cells shipped in 2022.
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Placed 18 Sequel II/IIe systems during the fourth quarter compared to 48 Sequel II/IIe systems placed in the prior year quarter. The Sequel II/IIe installed base was 512 units as of December 31, 2022, compared with 374 as of December 31, 2021.

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Introduced the PacBio Compatible program designed to make PacBio sequencing more accessible, which includes partners across all ends of the sequencing workflow, from automation and sample and library prep to secondary and tertiary analysis tools.

The Revio System has a U.S. list price of $779,000 and a U.S. list price of $995 for a human whole genome at 30-fold coverage.

The Onso System has a U.S. list price of $259,000 (including the price of the cluster generator) with a consumable U.S. list price of approximately $15 per gigabase for the 300-cycle kit.

PacBio reported unaudited preliminary revenue of approximately $27.3 million for its fourth quarter ended December 31, 2022. PacBio's full financial results for the fourth quarter and the fiscal year ending December 31, 2022, are not yet available.

Preliminary instrument revenue for the fourth quarter of 2022 is expected to be approximately $6.1 million, compared with $16.2 million for the fourth quarter of 2021. The decline was primarily due to the robust demand for Revio displacing previously-anticipated Sequel IIe sales in the fourth quarter. Preliminary consumables revenue for the fourth quarter of 2022 is expected to be approximately $16.6 million, compared with $15.0 million for the fourth quarter of 2021. Preliminary service and other revenue for the fourth quarter of 2022 is expected to be approximately $4.6 million, compared with $4.8 million for the fourth quarter of 2021.

Total preliminary cash, cash equivalents, and investments balance as of December 31, 2022, is expected to be approximately $772.3 million.

PacBio is scheduled to present at the 41st Annual J.P. Morgan Healthcare Conference on January 11, 2023, at 1:30 p.m. Pacific Time. PacBio anticipates publishing an updated corporate presentation on January 11, 2023, to complement PacBio's remarks at the J.P. Morgan Healthcare Conference. The updated presentation will be available on the Events & Presentations Section of PacBio's website at investor.pacificbiosciences.com. The information posted on or that can be accessed through PacBio's website, including PacBio's updated corporate presentation, is not incorporated by reference into this press release, and the inclusion of PacBio's website address is an inactive textual reference only.

The preliminary unaudited financial information set forth above is subject to revision and is anticipated to be finalized in February 2023. PacBio's final, audited financial results could differ materially from the preliminary estimates above, which are not a comprehensive statement of PacBio's financial results and are not necessarily indicative of the results to be expected for fiscal 2022 or any future period. Accordingly, you should not place undue reliance on these preliminary estimates. PacBio expects to report its fourth quarter 2022 results during a conference call in February, at which point it will discuss its 2022 financial results in more detail.

About PacBio

Pacific Biosciences of California, Inc. (NASDAQ: PACB) is a premier life science technology company that is designing, developing and manufacturing advanced sequencing solutions to help scientists and clinical researchers resolve genetically complex problems. Our products and technology under development stem from two highly differentiated core technologies focused on accuracy, quality and completeness which include our existing HiFi long-read sequencing and our emerging SBB™ short-read sequencing technologies. Our products address solutions across a broad set of research applications including human germline sequencing, plant and animal sciences, infectious disease and microbiology, oncology, and other emerging applications. For more information, please visit www.pacb.com and follow @PacBio.

Forward-looking statements

This press release contains "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the U.S. Private Securities Litigation Reform Act of 1995, including statements relating to PacBio's preliminary unaudited financial information; the timing of PacBio's final financial results; the future availability, uses, accuracy, coverage, advantages, quality or performance of, or benefits or expected benefits of using, PacBio products or technologies, including Revio and Onso; expectations with respect to development and delivery timeframes or the fulfillment of customer orders; and other future events. Reported results and orders for Revio should not be considered an indication of future performance. You should not place undue reliance on forward-looking statements because they are subject to assumptions, risks, and uncertainties that could cause actual outcomes and results to differ materially from currently anticipated results. These risks include, but are not limited to, challenges inherent in developing, manufacturing, launching, marketing and selling new products, and achieving anticipated new sales; Onso is entering beta testing; neither Revio nor Onso are commercially available yet and remain subject to additional development and validation; potential cancellation of existing instrument orders; potential product performance and quality issues and potential delays in development and commercialization timelines; assumptions, risks and uncertainties related to the ability to attract new customers and retain and grow sales from existing customers; rapidly changing technologies and extensive competition in genomic sequencing that could make the products PacBio is developing obsolete or non-competitive; supply chain risks; successfully completing development of a product that is not yet commercially available; customers and prospective customers curtailing or suspending activities utilizing PacBio's products; the impact of U.S. export restrictions on the shipment of PacBio products to certain countries; the possible loss of key employees, customers, or suppliers; third-party claims alleging infringement of patents and proprietary rights or seeking to invalidate PacBio's patents or proprietary rights; and other risks associated with macroeconomic conditions such as uncertain capital markets, pandemic-related lockdowns, heightened inflation, war in Europe, and international operations. Additional factors that could materially affect actual results can be found in PacBio's most recent filings with the Securities and Exchange Commission, including PacBio's most recent reports on Forms 8-K, 10-K, and 10-Q, and include those listed under the caption "Risk Factors." These forward-looking statements, including PacBio's preliminary unaudited financial information, are based on current expectations and speak only as of the date hereof; except as required by law, PacBio disclaims any obligation to revise or update these forward-looking statements to reflect events or circumstances in the future, even if new information becomes available.

Contacts

Investors:

Todd Friedman

650.521.8450

ir@pacb.com

Media:
Lizelda Lopez
pr@pacb.com